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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 (File No. __________) of our report dated January 20, 1997, except for the matters discussed in Note 11 for which the date is March 1, 1997, on our audits of the financial statements of McAfee Associates, Inc. (subsequently renamed Network Associates, Inc.). We also consent to the references to our firm under the caption "Experts."


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.



San Jose, California
February 9, 1998